CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our report dated March 5, 1997 on Dreyfus Government Cash Management, which is incorporated by reference, in this Registration Statement (Form N-1A No. 2-89359) of Dreyfus Government
Cash Management Funds.


                                   ERNST & YOUNG LLP


New York, New York
February 19, 1998